JPMORGAN TAX AWARE ENHANCED INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/18/03	Capital One Auto Finance Trust, 2003-B, A4

Shares            Price         Amount
3,450,000	  $99.981	$3,449,345

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.26       N/A 	1.47%	          4.01%

Broker
Lehman Government Securities

Underwriters of Capital One Auto Finance Trust

Underwriters     	                Principal Amount
Lehman Brothers, Inc.			 $ 94,000,000
Wachovia Corp.          		   94,000,000
Citigroup                       	   11,750,000
Credit Suisse First Boston 		   11,750,000
Deutsche Bank            		   11,750,000
J.P. Morgan Securities, Inc.               11,750,000
                                           ------------
Total                                    $235,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
2/12/04		General Motors Acceptance Corp.

Shares            Price         Amount
4,600,000	  $100.00  	$4,600,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.10        N/A	0.31%	          0.68%

Broker
Bear Stearns Securities Corp.

Underwriters of General Motors Acceptance Corp.

Underwriters     	                Principal Amount
Banc of America Corp.   		$  200,000,000
Barclays Capital			   150,000,000
The Bear Stearns Companies, Inc.	   150,000,000
Citigroup			  	   200,000,000
Deutsche Bank            		   150,000,000
J.P. Morgan Securities, Inc.		   175,000,000
Lehman Brothers, Inc.		           200,000,000
Morgan Stanley			 	   155,000,000
UBS AG					   120,000,000
                                          ------------
Total                                   $1,500,000,000